Filed pursuant to Rule 424(b)(5)
                                                             File No. 333-137215

Pricing Supplement No. 116 dated December 17, 2007.
(To Prospectus dated September 8, 2006)
This Pricing Supplement consists of 4 pages.

             Hartford Life Insurance Company IncomeNotes(sm)

The description in this pricing supplement of the particular terms of the following series of IncomeNotes(sm) offered hereby supplements the description of the general terms and provisions of the notes set forth in the prospectus dated September 8, 2006, to which reference is hereby made.

The Notes described in this pricing supplement all have:
   A Trade Date of:                  January 2, 2008
   An Issuance Date of:              January 7, 2008

ADDITIONAL TERMS ARE DEFINED BELOW.
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                       4.80% Notes due January 15, 2013

CUSIP Number:                     4165X0KQ2
Series Number:                    407505
Stated Maturity Date:             January 15, 2013
Interest Rate:                    4.80%
Interest Payment Frequency:       Monthly
Initial Interest Payment Date:    February 15, 2008
Price to Public:                  100%
Agent's Discount:                 1.00%
Day Count Convention:             30/360

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.
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                      5.00% Callable Notes due January 15, 2013

CUSIP Number:                     4165X0KR0
Series Number:                    407506
Stated Maturity Date:             January 15, 2013
Interest Rate:                    5.00%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    July 15, 2008
Price to Public:                  100%
Agent's Discount:                 1.00%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   January 15, 2010 or any Interest
                                  Payment Date thereafter.

   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.
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                      Floating Rate Notes due January 15, 2013

CUSIP Number:                     4165X0KS8
Series Number:                    407507
Stated Maturity Date:             January 15, 2013
Initial Interest Rate:            6.35%
Interest Payment Frequency:       Monthly
Interest Payment Dates:           February 15, 2008 and the 15th of
                                  each month thereafter or, if such day is not
                                  a Business Day, the next following Business
                                  Day, without interest for the period payment
                                  is deferred.
Initial Interest Reset Date:      February 15, 2008
Interest Reset Dates:             The 15th day of each month occurring on or
                                  after the Initial Interest Reset Date.
Interest Determination Date(s):   The fifth Business Day prior to each
                                  Interest Reset Date.

Base Rate:           [ ] CD Rate                         [ ] Federal Funds Rate
                     [ ] Commercial Paper Rate           [ ] LIBOR
                     [ ] Constant Maturity Swap Rate     [ ] Prime Rate
                     [ ] Constant Maturity Treasury Rate [ ] Treasury Rate
                     [X] CPI Adjustment Rate             [ ] Other (see
                                                              attached)
If LIBOR             [ ] LIBOR Reuters Page
                     [ ] LIBOR Telerate Page
                     [ ] Designated LIBOR Currency

If Constant Maturity Treasury Rate Telerate Page     [ ] 7051      [ ] 7052
       If 7052       [ ] Weekly Average              [ ] Monthly Average
       Designated CMT Maturity Index:

Floating Rate/Fixed Rate Note:   [ ] Yes   [X] No
   If yes:  Fixed Rate:
            Fixed Rate Commencement Date:

Maximum Interest Rate:            None.
Minimum Interest Rate:            None
Index Maturity:                   Not Applicable.
Spread:                           2.04%
Spread Multiplier:                None.

Computation of Interest:          See Prospectus.

Sinking Fund:                     None.

Price to Public:                  100%
Agent's Discount:                 1.00%
Day Count Convention:             30/360, unadjusted

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

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

Calculation Agent:                The Bank of New York Trust Company, N.A.
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                      Floating Rate Notes due January 15, 2018

CUSIP Number:                     4165X0KT6
Series Number:                    407508
Stated Maturity Date:             January 15, 2018
Initial Interest Rate:            6.78%
Interest Payment Frequency:       Monthly
Interest Payment Dates:           February 15, 2008 and the 15th of
                                  each month thereafter or, if such day is not
                                  a Business Day, the next following Business
                                  Day, without interest for the period payment
                                  is deferred.
Initial Interest Reset Date:      February 15, 2008
Interest Reset Dates:             The 15th day of each month occurring on or
                                  after the Initial Interest Reset Date.
Interest Determination Date(s):   The fifth Business Day prior to each
                                  Interest Reset Date.

Base Rate:           [ ] CD Rate                         [ ] Federal Funds Rate
                     [ ] Commercial Paper Rate           [ ] LIBOR
                     [ ] Constant Maturity Swap Rate     [ ] Prime Rate
                     [ ] Constant Maturity Treasury Rate [ ] Treasury Rate
                     [X] CPI Adjustment Rate             [ ] Other (see
                                                              attached)
If LIBOR             [ ] LIBOR Reuters Page
                     [ ] LIBOR Telerate Page
                     [ ] Designated LIBOR Currency

If Constant Maturity Treasury Rate Telerate Page     [ ] 7051      [ ] 7052
       If 7052       [ ] Weekly Average              [ ] Monthly Average
       Designated CMT Maturity Index:

Floating Rate/Fixed Rate Note:   [ ] Yes   [X] No
   If yes:  Fixed Rate:
            Fixed Rate Commencement Date:

Maximum Interest Rate:            None.
Minimum Interest Rate:            None
Index Maturity:                   Not Applicable.
Spread:                           2.47%
Spread Multiplier:                None.

Computation of Interest:          See Prospectus.

Sinking Fund:                     None.

Price to Public:                  100%
Agent's Discount:                 1.50%
Day Count Convention:             30/360, unadjusted

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

Calculation Agent:                The Bank of New York Trust Company, N.A.
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       ADDITIONAL INFORMATION PERTAINING TO ALL NOTES DESCRIBED
                      IN THIS PRICING SUPPLEMENT:

Securities Exchange Listing:            None.
Specified Currency:                     U.S. Dollars
Authorized Denominations:               $1,000 integral amounts.
Indenture Trustee:                      The Bank of New York Trust Company, N.A
                                        is successor Indenture Trustee under
                                        Section 7.14 of the Indenture.
Other Provisions Relating to the Notes: None.

AGENTS: Bear, Stearns & Co. Inc.; A.G. Edwards & Sons, Inc.; Banc of America Securities LLC; Charles Schwab & Co., Inc.; Citigroup; Fidelity Capital Markets Services, a division of National Financial Services, LLC; Janney Montgomery Scott LLC; Merrill Lynch & Co.; Morgan Keegan & Company, Inc.; Morgan Stanley; NatCity Investments, Inc.; Raymond James; RBC Dain Rauscher, Inc.; Robert W. Baird & Co. Incorporated; Scott & Stringfellow, Inc.; UBS Investment Bank; Wachovia Securities

NOTE: The Opinion regarding the enforceability of the Notes and the related Consent of Counsel for Hartford Life Insurance Company is given by Marin Lorenson, Associate Counsel.

RATINGS: It is anticipated that, as of January 7, 2008 the Notes will be rated by the indicated rating agencies as follows:

            Standard & Poor's:  AA-
            Moody's:            A1
            Fitch:              AA-
            A.M. Best:          a+

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